Exhibit 99.1

           Alamosa Reports Fourth Quarter and Full Year 2003 Results

    Highlights:

     * Reports Adjusted EBITDA* of $37.3 million for the quarter and $116.6 million for the full year

     * Reports net loss of $6.7 million for fourth quarter and $73.4 million for the year

     * Adds approximately 34,000 subscribers during the quarter for total subscribers of approximately 727,000

     * Decline in average monthly churn to 2.5 percent for the quarter and 2.7 percent for the year

     * Completes transforming debt exchange


    LUBBOCK, Texas, Feb. 19 /PRNewswire-FirstCall/ -- Alamosa Holdings, Inc. (OTC Bulletin Board: ALMO), today reported financial and operational results for the fourth quarter and the full year ended December 31, 2003. Total revenue for the fourth quarter and full year of $168.2 million and $631.1 million, respectively, represented an increase of 13% and 14% over the same periods one year ago. Subscribers grew 34,000 and 105,000 during the fourth quarter and full year, respectively. This represents a 10% and 17% increase,
respectively, over the same periods one year ago.   Adjusted EBITDA* of $37.3
million for the fourth quarter represented a 208% increase over the fourth quarter of 2002. Full year Adjusted EBITDA* of $116.6 million grew 332% over Adjusted EBITDA* of $26.9 million for 2002

    Net loss for the fourth quarter decreased to $6.7 million or $8.5 million and $0.09 per share after preferred stock dividends, compared to a net loss of $25.6 million or $0.27 per share for the fourth quarter of 2002. The net loss for the year of 2003 decreased to $73.4 million or $75.2 million and $0.80 per share after preferred stock dividends, compared to the net loss for 2002 of $403.3 million or $4.33 per share.

    As previously announced, the Company completed a debt exchange in November 2003, reducing its total debt outstanding by $238 million by acquiring $699 million in aggregate principal amount of senior notes in exchange for a package of securities which included $442 million in aggregate principal amount of new senior notes and preferred stock with a liquidation preference of $170 million. At year-end, the Company had cash of $100 million and an un-drawn revolver of $25 million. In January 2004, the Company issued $250 million of new senior notes, the proceeds of which were used to repay $200 million outstanding under a senior secured term loan, which was terminated along with the un-drawn revolver.

    Along with the subscriber growth, the Company also reported a decrease in average monthly churn to 2.5 percent for the fourth quarter, down from 2.9 percent in the third quarter of 2003, and 3.4 percent for the fourth quarter of 2002. For the year of 2003, average monthly churn was 2.7 percent compared to 3.4 percent in 2002.

    "2003 was a strategic year for Alamosa, with many notable successes in spite of very difficult industry conditions," said David E. Sharbutt, Chairman and Chief Executive Officer of Alamosa Holdings, Inc. "We addressed our capital structure and amended our affiliation agreements with Sprint to improve our financial position and future operating results. At the same time, we were able to grow by retaining our focus on operations and executing our business plan." Mr. Sharbutt continued, "Because of our accomplishments in 2003, we are positioned to capitalize on opportunities that arise as we continue to build value for all of Alamosa's stakeholders."


    BUSINESS OUTLOOK

    Alamosa is providing the following business outlook for 2004 which may be materially affected by competitive conditions, continued development and acceptance of new Vision products and services, changes in pricing plans, wireless number portability and general economic conditions, among other things:


     * Full year 2004 Adjusted EBITDA* of approximately $150 million
     * Fixed asset additions of $50-65 million
     * Penetration of Alamosa markets to be in the range of 6.6 to 6.8 percent by year-end 2004
     * Average monthly churn averaging less than 3.0 percent for the year of 2004 with churn lower in the first half of the year and higher in the second half of the year


    SUMMARY OF QUARTERLY OPERATING STATISTICS

                                                                      % Change
                                                             % Change    Year
                                                             Qtr over    over
    Metric                    4Q 2003    3Q 2003    4Q 2002      Qtr.    Year

    Total Customers           727,000    693,000    622,000      4.9%   16.9%
    Net Additions              34,000     16,000     31,000    112.5%    9.7%
    Adjusted EBITDA (in
     thousands)               $37,313    $31,947    $12,106     16.8%  208.2%
    Avg. Revenue Per User
     (ARPU) (incl. roaming)       $75        $77        $79     -2.6%   -5.1%
    Avg. Revenue Per User
     (ARPU) (w/out roaming)       $55        $57        $57     -3.5%   -3.5%
    Churn                        2.5%       2.9%       3.4%    -13.8%  -26.5%
    Cost Per Gross Addition
     (CPGA)                      $381 *     $409  *    $356 *   -6.8%    7.0%
    Monthly Cash Cost Per
     User (CCPU)(incl.
     roaming)                     $41        $45        $53     -8.9%  -22.6%
    Monthly Cash Cost Per
     User (CCPU)(w/out
     roaming)                     $30 *      $34  *     $39 *  -11.8%  -23.1%
    Average Voice MOUs Per
     User (w/out roaming)         585        557        458      5.0%   27.7%
    Average Voice MOUs Per
     User (incl. roaming)         750        726        586      3.3%   28.0%

    Voice Minutes of Use        1,739      1,614      1,150
     (MOUs) (total system)    million    million    million      7.7%   51.2%

    Roaming Minutes -             497        468        324
     Inbound                  million    million    million      6.2%   53.4%

    Roaming Minutes -             348        348        232
     Outbound                 million    million    million      0.0%   50.0%

    Licensed POPs                15.8       15.8       15.8
                              million    million    million      0.0%    0.0%

    Covered POPs                 12.0       11.9       11.8
                              million    million    million      0.8%    1.7%
    Fixed Asset Additions
     (in millions)              $25.4      $13.4      $14.1     89.6%   80.1%
    Penetration - Covered
     POPs                        6.1%       5.8%       5.3%      5.2%   15.1%

     * The Company moved its reporting of retention costs for customer handset upgrades from cost per gross addition (CPGA) to cash cost per user
       (CCPU) during the first quarter of 2003, affecting its reported CPGA and CCPU. The Company is also providing originally reported metrics for the fourth quarter of 2002, the first, second and third quarter of 2003 and the current quarter before reclassification, for comparison purposes (see table below).

    Before reclassification   Q4 2002   Q1 2003   Q2 2003   Q3 2003   Q4 2003
      Base CCPU (w/out roaming)   $36       $34       $33       $32       $28
      CPGA                       $403      $385      $422      $446      $426
      Handset upgrade cost
       reclassified (millions)   $4.6      $3.9      $3.7      $3.1      $4.2


   SUMMARY OF YEARLY OPERATING STATISTICS

    Metric                                      2003         2002     % Change
                                                                     Year over
                                                                          Year

    Total Customers                          727,000      622,000       16.9%
    Net Additions                            105,000      119,000      -11.8%
    Adjusted EBITDA (in thousands)          $116,607      $26,948      332.7%
    Avg. Revenue Per User (ARPU) (incl.
     roaming)                                    $75          $78       -3.8%
    Avg. Revenue Per User (ARPU) (w/out
     roaming)                                    $56          $58       -3.4%
    Churn                                       2.7%         3.4%      -20.6%
    Cost Per Gross Addition (CPGA)              $376  *      $369 *      1.9%
    Monthly Cash Cost Per User
     (CCPU)(incl. roaming)                       $44          $54      -18.5%
    Monthly Cash Cost Per User
     (CCPU)(w/out roaming)                       $33  *       $40 *    -17.5%
    Average Voice MOUs Per User (w/out
     roaming)                                    551          442       24.7%
    Average Voice MOUs Per User (incl.
     roaming)                                    706          567       24.5%

    Voice Minutes of Use (MOUs) (total         6.152        4.144
     system)                                 billion      billion       48.5%

    Roaming Minutes - Inbound                  1.700        1.107
                                             billion      billion       53.6%

    Roaming Minutes - Outbound                 1.252          861       45.4%
                                             billion      million

    Licensed POPs                               15.8         15.8        0.0%
                                             million      million

    Covered POPs                                12.0         11.8        1.7%
                                             million      million

    Fixed Asset Additions (in millions)        $51.3        $69.6      -26.3%
    Penetration - Covered POPs                  6.1%         5.3%       15.1%

    CONFERENCE CALL AND REPLAY

    Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Friday, February 20, 2004 at 9:00 a.m. Eastern Standard Time. To participate in the call, dial 719-457-2650 and ask for the Alamosa call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.alamosapcs.com or www.fulldisclosure.com . To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay will be available through Wednesday, March 3, 2004, and may be accessed by calling 719-457-0820 and using the passcode 768900. An audio archive will be available, shortly after the call, on the company's website at www.alamosapcs.com or www.fulldisclosure.com for approximately 30 days.


    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON, PCS), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of 15.8 million residents.


    ABOUT SPRINT

    Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 67,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com .


    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2002 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.


    Definitions of Operating and Non-GAAP Financial Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.


    The Non-GAAP financial measures used in this release include the following:


     * Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") are defined as net loss plus taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items. This definition of adjusted EBITDA is consistent with the definition of adjusted EBITDA in our debt covenants. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability as well as in our debt covenants for compliance purposes and is not intended to represent the results of our operations in accordance with GAAP.


    The financial measures and other operating metrics used in this release include the following:


     * ARPU, or average monthly revenue per user, is a measure used to determine the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues in our consolidated statement of operations by our average daily subscribers during the period divided by the number of months in the period.

     * CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses and debt exchange expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers less roaming charges paid to Sprint PCS. These costs are divided by average daily subscribers during the period divided by the number of months in the period to calculate CCPU.

     * Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average daily subscriber base during the period divided by the number of months during the period.

     * CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period (net of activations deactivated within 30 days and activations due to transfers from Sprint PCS and other PCS Affiliates of Sprint into our territory).

     * Licensed POPs represent the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

     * Covered POPs represent the number of residents (usually expressed in millions) covered by our portion of the PCS network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.


                            ALAMOSA HOLDINGS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
               (dollars in thousands, except per share amounts)

                         For the three months ended    For the year ended
                                December 31,              December 31,
                             2003         2002         2003         2002
                                (unaudited)
    Revenues:
      Subscriber revenues   $117,157     $102,207     $452,396     $391,927
      Roaming revenues        42,816       40,689      150,772      139,843

        Service revenues     159,973      142,896      603,168      531,770
      Product sales            8,185        6,192       27,882       23,922

        Total revenues       168,158      149,088      631,050      555,692

    Costs and expenses:
      Cost of service
       and operations         74,303       87,090      317,215      343,468
      Cost of products sold   19,495       14,840       59,651       50,974
      Selling and marketing
       expenses               28,095       30,699      112,626      119,059
      General and
       administrative
       expenses                3,786        4,353       16,257       15,243
      Debt exchange expenses   5,166           --        8,694           --
      Depreciation and
       amortization           27,959       27,017      110,495      105,121
      Impairment of goodwill      --           --           --      291,635
      Impairment of property
       and equipment           1,558         (138)       2,243        1,194
      Non-cash compensation      251           29          536           29

        Total costs and
         expenses            160,613      163,890      627,717      926,723

        Income (loss) from
         operations            7,545      (14,802)       3,333     (371,031)
    Gain on derivative
     instruments               2,858           --        2,858           --
    Interest and other income    127          577          948        3,459
    Interest expense         (20,907)     (26,031)     (99,914)    (102,863)

      Loss before income
       tax benefit           (10,377)     (40,256)     (92,775)    (470,435)

    Income tax benefit         3,696       14,623       19,390       67,086

      Net loss                (6,681)     (25,633)     (73,385)    (403,349)
    Preferred stock dividend  (1,770)          --       (1,770)          --

      Net loss attributable
       to common
       stockholders          $(8,451)    $(25,633)    $(75,155)   $(403,349)

    Net loss per common
     share, basic and
     diluted                  $(0.09)      $(0.27)      $(0.80)      $(4.33)

    Weighted average common
     shares outstanding,
     basic and diluted    94,915,242   93,371,938   94,088,853   93,048,883


                            ALAMOSA HOLDINGS, INC.
                         CONSOLIDATED BALANCE SHEETS
               (dollars in thousands, except share information)

                                                    December 31,  December 31,
                                                        2003           2002
    ASSETS

    Current assets:
      Cash and cash equivalents                        $99,644        $61,737
      Restricted cash                                        1         34,725
      Customer accounts receivable, net                 28,034         27,926
      Receivable from Sprint                            18,465         30,322
      Interest receivable                                   --            973
      Inventory                                          7,309          7,410
      Prepaid expenses and other assets                  9,763          7,239
      Deferred customer acquisition costs                8,060          7,312
      Deferred tax asset                                 4,572          5,988

        Total current assets                           175,848        183,632

      Property and equipment, net                      434,840        458,946
      Debt issuance costs, net                          14,366         33,351
      Early redemption option on preferred stock        21,687             --
      Intangible assets, net                           448,354        488,421
      Other noncurrent assets                            6,393          7,802

        Total assets                                $1,101,488     $1,172,152

    LIABILITIES, REDEEMABLE CONVERTIBLE
     PREFERRED STOCK AND STOCKHOLDERS'
     EQUITY

    Current liabilities:
      Accounts payable                                 $31,091        $27,203
      Accrued expenses                                  37,325         34,903
      Payable to Sprint                                 24,290         24,649
      Interest payable                                   5,353         22,242
      Deferred revenue                                  22,742         18,901
      Current installments of capital leases               481          1,064

        Total current liabilities                      121,282        128,962

    Long term liabilities:
      Capital lease obligations                            812          1,355
      Other noncurrent liabilities                       8,693         10,641
      Deferred tax liability                             7,519         27,694
      Senior secured debt                              200,000        200,000
      Senior notes                                     464,424        668,862

        Total long term liabilities                    681,448        908,552

        Total liabilities                              802,730      1,037,514

    Commitments and contingencies                           --             --

    Redeemable convertible preferred stock
      Series B preferred stock, $.01 par value;
       750,000 shares authorized; 679,495 shares
       issued and outstanding                          235,592             --
      Series C preferred stock, $.01 par value;
       500,000 shares authorized; no shares issued          --             --

        Total redeemable convertible preferred stock   235,592             --

    Stockholders' equity:
      Preferred stock, $.01 par value;
       8,750,000 shares authorized; no
       shares issued                                        --             --
      Common stock, $.01 par value; 290,000,000
       shares authorized, 95,401,557 and
       94,171,938 shares issued and
       outstanding, respectively                           954            942
      Additional paid-in capital                       800,992        800,260
      Accumulated deficit                             (738,105)      (664,720)
      Unearned compensation                               (145)          (294)
      Accumulated other comprehensive
       loss, net of tax                                   (530)        (1,550)

        Total stockholders' equity                      63,166        134,638

        Total liabilities and
         stockholders' equity                       $1,101,488     $1,172,152


                            ALAMOSA HOLDINGS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (dollars in thousands)

                                               For the year ended December 31,
                                                      2003           2002

    Cash flows from operating activities:
    Net loss                                          $(73,385)     $(403,349)
    Adjustments to reconcile net loss to
     net cash provided by (used in)
     operating activities:
      Non-cash compensation                                536             29
      Non-cash interest expense (benefit)
       on derivative instruments                          (693)           464
      Non-cash accretion of asset
       retirement obligation                               565             --
      Non-cash gain on derivative instruments           (2,858)            --
      Provision for bad debts                           13,451         40,285
      Depreciation and amortization of
       property and equipment                           70,428         64,702
      Amortization of intangible assets                 40,067         40,419
      Amortization of financing costs
       included in interest expense                      4,270          4,259
      Amortization of discounted interest                  329            395
      Deferred tax benefit                             (19,390)       (67,086)
      Interest accreted on discount notes               33,496         31,655
      Impairment of property and equipment               2,243          1,194
      Impairment of goodwill                                --        291,635
      (Increase) decrease in:
        Receivables                                      1,525        (45,236)
        Inventory                                          101         (2,608)
        Prepaid expenses and other assets               (1,862)        (6,440)
      Increase (decrease) in:
        Accounts payable and accrued expenses          (22,155)        23,105

        Net cash provided by (used in)
         operating activities                           46,668        (26,577)

    Cash flows from investing activities:
      Proceeds from sale of assets                       2,645            451
      Purchases of property and equipment              (38,625)       (89,476)
      Net change in short term investments                  --          1,300
      Change in restricted cash                         34,724         59,968
      Other                                                 --             99

        Net cash used in investing activities           (1,256)       (27,658)

    Cash flows from financing activities:
      Proceeds from restricted stock                        --              8
      Borrowings under senior secured debt                  --         12,838
      Preferred stock issuance costs                   (4,352)             --
      Debt issuance costs                              (2,330)         (1,351)
      Stock options exercised                                8              2
      Shares issued to employee stock purchase plan        350            576
      Payments on capital leases                        (1,076)          (773)
      Payment of fractional notes in debt exchange        (105)            --

        Net cash provided by (used in)
         financing activities                           (7,505)        11,300

    Net increase (decrease) in cash and
     cash equivalents                                   37,907        (42,935)
    Cash and cash equivalents at beginning
     of period                                          61,737        104,672

    Cash and cash equivalents at end of period         $99,644        $61,737

    Supplemental disclosure of non-cash
     financing and investing activities:
      Capitalized lease obligations incurred               $73           $613
      Asset retirement obligations capitalized          $1,248            $--
      Change in accounts payable for purchases of
       property and equipment                          $11,387       $(20,450)
      Preferred stock issued in debt exchange         $239,957            $--


                            Alamosa Holdings, Inc.
   Computation of Adjusted EBITDA and Reconciliation of Non-GAAP Liquidity
                                   Measures
                                 (Unaudited)
                                (In thousands)
                                                                 For the three
                          For the three months    For the years   months ended
                              December 31,         December 31,  September 30,
                            2003        2002       2003      2002       2003
      Net loss            $(6,681)   $(25,633)  $(73,385) $(403,349) $(17,510)
    Income tax benefit     (3,696)    (14,623)   (19,390)   (67,086)   (5,446)
    Net interest expense   20,780      25,454     98,966     99,404    26,332
    Depreciation &
     amortization          27,959      27,017    110,495    105,121    28,235
    Non-cash compensation     251          29        536         29        45
    Gain on derivative
     instruments           (2,858)         --     (2,858)        --        --
    Impairment of goodwill     --          --         --    291,635        --
    Impairment of property
     & equipment            1,558        (138)     2,243      1,194       291
      Adjusted EBITDA      37,313      12,106    116,607     26,948    31,947
    Provision for
     bad debts              2,351       7,520     13,451     40,285     1,100
    Non-cash accretion
     of ARO                    41          --        565         --       524
    Non-cash interest
     items                  7,728       9,460     37,402     36,773    10,123
    Interest expense, net (20,780)    (25,454)   (98,966)   (99,404)  (26,332)
    Working capital
     changes              (11,928)     11,374    (22,391)   (31,179)   (4,923)
      Cash flow from
       operating
       activities         $14,725     $15,006    $46,668   $(26,577)  $12,439



SOURCE  Alamosa Holdings, Inc.
    -0-                             02/19/2004
    /CONTACT: Jon D. Drake, Director of Investor Relations of Alamosa Holdings, Inc., +1-806-722-1455, or jdrake@alamosapcs.com/
    /Web site:  http://www.alamosapcs.com
                http://www.sprint.com /
    (ALMO FON PCS)

CO:  Alamosa Holdings, Inc.; Sprint
ST:  Texas
IN:  CPR TLS OTC
SU:  ERN CCA MAV